Quantum Reports Third Quarter Fiscal 2023 Results

Revenue Increases 16.6% Year-over-Year to $111.2 Million;
Growth Drives Further EBITDA Expansion

SAN JOSE, Calif. — February 2, 2023 — Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal third quarter ended December 31, 2022.

Third Quarter Fiscal 2023 Financial Summary

•Revenue increased 16.6% year-over-year and 12.2% sequentially to $111.2 million
•GAAP net loss was $2.2 million, or ($0.02) per share;
•Adjusted non-GAAP net income was $1.6 million, or $0.02 per diluted share
•Adjusted EBITDA improved to $6.3 million.

“We delivered a solid quarter with revenue increasing 16.6% year-over-year and exceeded the preliminary estimates we announced in early January. Our overall performance was further highlighted by strong EBITDA results,” said Jamie Lerner, Chairman and CEO of Quantum. “Revenue growth in our Secondary Storage Systems combined with continued operational expense management, contributed to a significant year-over-year improvement in our operational performance.”

Lerner continued, “As we begin to see signs of the supply chain normalizing, we are cautiously optimistic. However, as we look forward, we are not standing still. We are actively working to increase margins and profitability; looking to accelerate efforts to drive cost out of our operations; and will continue our innovation to remain a global leader in managing and storing unstructured data.

Third Quarter Fiscal 2023 vs. Prior Year

Revenue for the third quarter fiscal 2023 was $111.2 million, compared to $95.3 million in the prior year third quarter driven by higher Secondary Storage Products. GAAP gross profit in the third quarter of fiscal 2023 was $40.3 million, or 36.2% of revenue, compared to $35.2 million, or 36.9% of revenue, in the third quarter of fiscal 2022 due to Product Mix.

Total GAAP operating expenses in the third quarter of fiscal 2023 were $38.5 million, or 34.6% of revenue, compared to $42.4 million, or 44.5% of revenue, in the prior year due to restructuring and other cost saving measures. Selling, general and administrative expenses were $27.3 million in the quarter, compared to $27.3 million in the prior year. Research and development expenses were $11.3 million in the third quarter of fiscal 2023, compared to $14.6 million in the prior year. Non-GAAP operating expenses in the third quarter of 2023 decreased to $34.5 million from $36.3 million in the third quarter of fiscal 2022.

GAAP net loss in the third quarter of fiscal 2023 was $2.2 million, or ($0.02) per share, compared to a net loss of $11.1 million, or ($0.19) per share, in the third fiscal quarter 2022. Non-GAAP adjusted net income in the third fiscal quarter of 2023 was $1.6 million, or $0.02 per diluted share, compared to adjusted net loss of $4.6 million, or ($0.08) per share, in the prior year third quarter.

Adjusted EBITDA in the third quarter of fiscal 2023 was $6.3 million, compared to $0.8 million in the third quarter of fiscal 2022 on higher revenue and improved operational performance.

Liquidity and Debt

•Cash and cash equivalents were $26.0 million as of December 31, 2022, compared to $4.0 million as of December 31, 2021.

•Outstanding term loan debt was $75.9 million as of December 31, 2022, compared to $98.8 million as of December 31, 2021. Outstanding borrowings on the Company’s revolving credit facility were $27.7 million as of December 31, 2022, compared to $7.6 million as of December 31, 2021.
•Total interest expense in the third quarter 2023 was $2.7 million compared to $2.4 million during the same quarter a year ago.

Guidance

The Company expects the following guidance for the fourth fiscal quarter of 2023:

•Revenues of $102 million, plus or minus $2 million
•Non-GAAP adjusted net loss per share of ($0.04), plus or minus $0.02
•Adjusted EBITDA of approximately $0.5 million

Insight into Quantum’s fiscal fourth quarter outlook sees year over year revenue growth of approximately 7% at the midpoint during the traditional low point of the year. The company anticipates a temporal Gross Margin compression of approximately 2 to 3 points sequentially due to product mix, combined with higher Operating Expense on end-of-year commissions and other inflationary increases. Non-GAAP adjusted net loss per share assumes an average basic share count of approximately 93.3 million in the fiscal fourth quarter of 2023.

Conference Call and Webcast

Management will host a live conference call today, February 2, 2023, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13735709. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through February 9, 2023. To access the replay dial 1-877-660-6853 and enter the conference ID 13732851 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum

Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; our expectations to continue our operational execution; our anticipation that overall favorable trends in our business, including in our supply chain, extend into our next fiscal quarter; statements about our backlog and the implication that this backlog will translate into future revenue; the trend in our underlying business remaining robust; and the Company’s position for long-term sustainable growth and profitability.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic and macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of our recent acquisitions; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on June 8, 2022. The Company does not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 949-224-3874 | 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	December 31, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$26,028	$5,210
Restricted cash	219	283
Accounts receivable, net of allowance for doubtful accounts of $219 and $422	72,911	69,354
Manufacturing inventories	32,402	33,546
Service parts inventories	25,822	24,254
Prepaid expenses	7,198	7,853
Other current assets	7,489	4,697
Total current assets	172,069	145,197
Property and equipment, net	16,794	12,853
Intangible assets, net	6,497	9,584
Goodwill	12,969	12,969
Right-of-use assets, net	10,468	11,107
Other long-term assets	13,600	9,925
Total assets	$232,397	$201,635
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$41,788	$34,220
Deferred revenue	72,669	86,517
Long-term debt, current portion	5,000	4,375
Accrued compensation	15,527	16,141
Other accrued liabilities	15,852	16,562
Total current liabilities	150,836	157,815
Deferred revenue	41,076	41,580
Revolving credit facility	27,736	17,735
Long-term debt, net of current portion	67,306	89,448
Operating lease liabilities	10,346	9,891
Other long-term liabilities	12,150	11,849
Total liabilities	309,450	328,318

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 93,144 and 60,433 shares issued and outstanding	932	605
Additional paid-in capital	719,769	645,038
Accumulated deficit	(795,237)	(770,903)
Accumulated other comprehensive loss	(2,517)	(1,423)
Total stockholders’ deficit	(77,053)	(126,683)
Total liabilities and stockholders’ deficit	$232,397	$201,635

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Product	$75,420	$58,522	$198,597	$165,308
Service and subscription	32,950	33,162	99,066	100,352
Royalty	2,826	3,660	9,744	11,963
Total revenue	111,196	95,344	307,407	277,623
Cost of revenue:
Product	58,528	45,118	163,010	124,982
Service and subscription	12,379	15,016	42,229	41,764
Total cost of revenue	70,907	60,134	205,239	166,746
Gross profit	40,289	35,210	102,168	110,877
Operating expenses:
Research and development	11,254	14,607	33,925	38,287
Sales and marketing	16,339	16,714	47,894	46,128
General and administrative	10,969	10,538	35,223	33,830
Restructuring charges	(41)	576	1,605	850
Total operating expenses	38,521	42,435	118,647	119,095
Income (loss) from operations	1,768	(7,225)	(16,479)	(8,218)
Other income (expense), net	(544)	(150)	2,638	(223)
Interest expense	(2,701)	(2,431)	(7,537)	(9,387)
Loss on debt extinguishment	—	—	(1,392)	(4,960)
Net loss before income taxes	(1,477)	(9,806)	(22,770)	(22,788)
Income tax provision	693	1,254	1,564	1,678
Net loss	$(2,170)	$(11,060)	$(24,334)	$(24,466)
Deemed dividend on warrants	—	—	(389)	—
Net loss attributable to common stockholders	$(2,170)	$(11,060)	$(24,723)	$(24,466)

Net loss per share attributable to common stockholders	$(0.02)	$(0.19)	$(0.28)	$(0.42)
Weighted average shares - basic and diluted	92,752	59,486	89,335	58,399

Net loss	$(2,170)	$(11,060)	$(24,334)	$(24,466)
Foreign currency translation adjustments, net	1,480	(37)	(1,094)	(276)
Total comprehensive loss	$(690)	$(11,097)	$(25,428)	$(24,742)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended December 31,
	2022	2021
Operating activities
Net loss	$(24,334)	$(24,466)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,235	6,795
Amortization of debt issuance costs	1,201	1,981
Loss on debt extinguishment	992	—
Provision for product and service inventories	11,334	4,016
Stock-based compensation	8,340	10,580
Paycheck Protection Program loan forgiveness	—	(10,000)
Non-cash loss on debt extinguishment	—	8,471
Other	(2,059)	282
Unrealized foreign exchange loss	(1,134)	—
Changes in assets and liabilities:
Accounts receivable, net	(3,367)	7,008
Manufacturing inventories	(9,352)	(10,672)
Service parts inventories	(2,671)	(2,281)
Prepaid expenses	654	(5,653)
Accounts payable	7,015	5,369
Accrued restructuring charges	130	17
Accrued compensation	(614)	(3,021)
Deferred revenue	(14,351)	(8,598)
Other current assets	(2,812)	(1,394)
Other non-current assets	1,357	(1,148)
Other current liabilities	2,540	(3,350)
Other non-current liabilities	300	(617)
Net cash used in operating activities	(19,596)	(26,681)
Investing activities
Purchases of property and equipment	(10,644)	(3,971)
Business acquisition payments	(2,000)	(7,808)
Net cash used in investing activities	(12,644)	(11,779)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	—	94,961
Repayments of long-term debt and payment of amendment fees	(23,346)	(93,677)
Borrowings of credit facility	363,103	207,563
Repayments of credit facility and payment of amendment fees	(353,502)	(200,007)
Proceeds from issuance of common stock, net	66,718	806
Net cash provided by financing activities	52,973	9,646
Effect of exchange rate changes on cash, cash equivalents and restricted cash	21	12
Net change in cash, cash equivalents and restricted cash	20,754	(28,802)
Cash, cash equivalents, and restricted cash at beginning of period	5,493	33,137
Cash, cash equivalents, and restricted cash at end of period	$26,247	$4,335
Cash, Cash Equivalents and Restricted Cash at end of period
Cash and cash equivalents	$26,028	$4,004
Restricted cash, current	219	331
Cash and cash equivalents at the end of period	$26,247	$4,335

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended September 30, 2022, we have excluded a large inventory reserve provision caused by global supply chain disruptions since the start of the pandemic and the longer associated lead times that resulted in older generation products being displaced by next-generation solutions. We do not believe an inventory adjustment of this magnitude is reasonably likely to reoccur in the foreseeable future and do not believe it is indicative of our ongoing operations; accordingly, we have excluded its impact from our non-GAAP results. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, (10) deemed dividend related to warrants, or (11) manufacturing inventory provisions.
•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment, (6) acquisition-related amortization of intangibles assets from business combinations, (7) deemed dividend related to warrants, or (8) manufacturing inventory provisions.

Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (dollars in thousands):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(2,170)	$(11,060)	$(24,723)	$(24,466)
Interest expense, net	2,701	2,431	7,537	9,387
Provision for income taxes	693	1,254	1,564	1,678
Depreciation expense	1,355	1,627	4,149	4,658
Stock-based compensation expense	2,984	4,307	8,341	10,580
Restructuring charges	188	576	1,834	850
Loss on extinguishment of Senior Secured Term Loan	—	—	1,392	14,960
Gain on PPP loan forgiveness	—	—	—	(10,000)
Amortization of acquisition related intangible assets	748	1,201	3,087	2,137
Acquisition-related costs	50	411	242	1,361
Long-term debt related costs	—	11	274	263
Deemed dividend related to warrants	—	—	389	—
Manufacturing inventory provision	(236)	—	6,690	—
Adjusted EBITDA	$6,313	$758	$10,776	$11,408

The following is a reconciliation of Adjusted Net Income to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):
	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(2,170)	$(11,060)	$(24,723)	$(24,466)
Stock-based compensation expense	2,984	4,307	8,341	10,580
Restructuring charges	188	576	1,834	850
Loss on extinguishment of Senior Secured Term Loan	—	—	1,392	14,960
Gain on PPP loan forgiveness	—	—	—	(10,000)
Amortization of acquisition related intangible assets	748	1,201	3,087	2,137
Acquisition-related costs	50	411	242	1,361
Long-term debt related costs	—	11	274	263
Deemed dividend related to warrants	—	—	389	—
Manufacturing inventory provision	(236)	—	6,690	—
Adjusted net income (loss)	$1,564	$(4,554)	$(2,474)	$(4,315)

Adjusted net income (loss) per share:
Basic	$0.02	$(0.08)	$(0.03)	$(0.07)
Diluted	$0.02	$(0.08)	$(0.03)	$(0.07)
Weighted average shares outstanding:
Basic	92,752	59,486	89,335	58,399
Diluted	92,971	59,486	89,335	58,399